Exhibit 21.1

Subsidiaries of the Registrant

Name of Subsidiary:	State or Country Under Laws of Which Organized
Accounting Services, LLC	MN
ACN 105 907 319 Pty Ltd	Australia
ACN 108 719 197 Pty Ltd	Australia
ACN 108 794 449 Pty Ltd	Australia
America's Innovative Insurance Solutions, Inc.	CA
ATI Title of Nevada	NV
Basis100 Inc.	ON, Canada
C & S Appraisal Services, LLC	MN
CDS Business Mapping, LLC	CT
Compunet Credit Services, LLC	DE
CoreLogic Acquisition Co. I, LLC	DE
CoreLogic Acquisition Co. II, LLC	DE
CoreLogic Acquisition Co. III, LLC	DE
CoreLogic Case-Shiller, LLC	DE
CoreLogic (India) Services Private Limited	India
CoreLogic AG	Switzerland
CoreLogic Limited	New Zealand
CoreLogic Australia Holdings PTY Limited	Australia
CoreLogic Australia Pty Limited	Australia
Corelogic Collateral Solutions, LLC	DE
CoreLogic Commercial Real Estate Services, Inc.	FL
CoreLogic Credco of Puerto Rico, LLC	DE
CoreLogic Credco, LLC	DE
CoreLogic Default Information Services, LLC	FL
CoreLogic Dorado, LLC	CA
CoreLogic Tax Collection Services, LLC	DE
CoreLogic Flood Services, LLC	DE
CoreLogic Holdings (Mauritius) Limited	Mauritius
CoreLogic Holdings II, Inc.	DE
CoreLogic Information Resources, LLC	DE
CoreLogic Investments Corporation	Cayman Islands
CoreLogic Solutions Canada, ULC	BC, Canada
CoreLogic National Background Data, LLC	DE
CoreLogic SafeRent, LLC	DE
CoreLogic Services, LLC	DE
CoreLogic Solutions Limited	United Kingdom
CoreLogic Solutions, LLC	CA
CoreLogic Spatial Solutions, LLC	DE
CoreLogic Tax Services, LLC	DE
CoreLogic Valuation Services, LLC	DE
CSAU Pty Ltd	Australia
Electronic Appraisal Solutions, Inc.	CA
EQECAT, Inc.	DE
EQECAT Sarl	France

EVR Services Pty Ltd	Australia
Finiti Group, LLC	AL
Finiti Title of Alabama, LLC	AL
Finiti Title, LLC	DE
Finiti, LLC	DE
First Canadian Credco, Inc.	Canada
FPSdirect, LLC	DE
Happy Home Buying, Ltd.	Cayman Islands
HEAU Pty Ltd	Australia
Jacisa Pty Ltd	Australia
Leadclick Media, LLC	CA
Listem Australia Pty Ltd	Australia
Localwise Pty Ltd	Australia
Multifamily Community Insurance Agency, LLC	MD
Myrp.com.au Pty Ltd	Australia
Prime Valuation Services, LLC	DE
Realsoft Pty Ltd t/a Home Open	Australia
Realtor.com.au Pty Ltd	Australia
RELS Management Company, LLC	DE
RELS Reporting Services, LLC	IA
RELS Title Services, LLC	DE
RELS, LLC	DE
RES Direct, LLC	DE
RP Data (H.K.) Limited	Hong Kong
RP Data New Zealand Limited	New Zealand
RP DATA PTY LTD	Australia
Screeners Advantage, LLC	DE
Servicios Professionales Atlas, S. de R.L de C.V.	Mexico
Soluciones Prediales de Mexico, S. de R.L. de C.V.	Mexico
Speedy Title & Appraisal Review Services LLC	DE
Statistics Data, Inc.	DE
Teletrack UK Limited	United Kingdom
Teletrack, LLC	GA
Valex Group Pty Ltd	Australia
Valuation Exchange Pty Ltd	Australia
Valuation Information Technology, L.L.C.	IA
Valuation Ventures, LLC	DE